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                                                              Exhibit 3.1(ii)

                          CERTIFICATE OF CORRECTION OF

                          CERTIFICATE OF INCORPORATION

                          BEFORE PAYMENT OF CAPITAL OF

                             USAI ACQUISITION CORP.

                             * * * * * * * * * * * *

                    Pursuant to Section 103(f) of the General
                    Corporation Law of the State of Delaware

                             * * * * * * * * * * * *


         I, Marci Shaffer, being the sole incorporator of USAI Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Corporation") do hereby certify as follows:

         FIRST: That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on the 13th day of January, 1994 and that said Certificate of Incorporation requires correction.

         SECOND: The inaccuracy to be corrected in the Certificate of Incorporation is as follows:

                                  ARTICLE FOUR

                  The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of one cent ($.01) per share.

         THIRD: The portion of the Certificate of Incorporation in corrected form is attached hereto as Exhibit A.

         FOURTH: That said correction to the certificate of Incorporation of the Corporation be effective as of the date the oriqinal instrument was filed.

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         FIFTH: The Corporation has not received any payment for any of its stock.

         SIXTH: The foregoing Certificate of correction has been prepared pursuant to the provisions of Section 103(f) of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been maned in the Certificate of Incorporation and no directors or officers having been elected.

         IN WITNESS WHEREOF, the undersigned, being the sole incorporator herainabove named, for the purpose of correcting the Certificate of Incorporation of the Corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Correction, under penalties of perjury declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set her hand this 14th day of January, 1994.

                                      /s/ Marci Shaffer
                                    -----------------------------------------
                                    Marci Shaffer, Sole Incorporator

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                                                                    EXHIBIT A


                                  ARTICLE FOUR

                            A.      AUTHORIZED SHARES

         The total number of shares of capital stock which the Corporation has authority to issue is 750,000 shares, consisting of:

         (1) 500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"); and

         (2) 250,000 shares of Common Stock, par value $-01 per share (the "Common Stock");

                            B.      PREFERRED STOCK

         Section 1. DIVIDENDS.

         1A. GENERAL OBLIGATION. When and as declared by the Corporation's board of directors (the "Board") or upon an initial public offering of the Corporation's equity securities, to the extent permitted under applicable law, the Corporation shall pay preferential dividends to the holders of the Preferred stock as provided in this Section 1. Except as otherwise provided herein, dividends an each share of the Preferred Stock (a "Share") shall accrue on a daily basis at the rate of 10% per annum of the sun of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid. such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made :in the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

         1B. DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year beginning March 31, 1994 (the "Dividend Reference Dates") . all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

         1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred stock, such payment shall be distributed ratably among the holders thereof

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based upon the number of Shares held by each such holder.

         Section 2. LIQUIDATION.

         Upon any liquidation, dissolution or winding up of the Corporation. each holder of Pref erred stock shall be entitled to be paid, before any distribution.or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Shares held by such holderi, and the holders of Preferred Stock shall not be entitled to any further payment. If upon any such liquidation,. dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation,, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Pref erred Stock. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

         Section 3. PRIORITY OF PREFERRED STOCK ON DIVIDENDS AND REDEMPTIONS.

         Without the consent of the holders of a majority of the issued and outstanding Preferred Stock, so long as any Preferred Stock remains outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any aunior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Preferred Stock or the Corporation has failed to make any redemption of the Preferred Stock required hereunder.

         Section 4. REDEMPTIONS.

         4A. REDEMPTION AFTER PUBLIC The Corporation may at any time redeem all or any portion of Preferred Stock then outstanding. on any such redemption,, the Corporation shall pay a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon.

         4B. REDEMPTION AFTER PUBLIC OFFERING. The corporation shall, at the request (by written notice given to the Corporation) of the holders of a majority of the Preferred Stock, apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters commissions and other reasonable expenses to redeem Shares of Preferred Stock at a

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price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five days after the Corporation's receipt of such proceeds.

         4C. REDEMPTION PAYMENT. For each Share which is to be redeemed, the corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation' s principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) . If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of Shares such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Preferred Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Sharer. which are to be redeemed.

         4D. NOTICE OF REDEMPTION. The Corporation shall mail written notice of each redemption of any Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fever than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within ,throe business days after :surrender of the certificate representing the redeemed Shares.

         4E. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of shares of Pref erred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of shares then held by such holder and the denominator of which-shall be the total number of Shares then outstanding.

         4F. DIVIDEND AFTER REDEMPTION DATE. No Share is entitled to any dividends accruing after the date on which the Liquidation value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. on such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

         4G. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

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         4H. OTHER REDEMPTION OR ACQUISITION. Neither the Corporation nor any
Subsidiary shall redeem or otherwise acquire any Preferred Stock, except a& expressly authorized herein.

         4I. ACCRUED DIVIDENDS MUST BE -PAID PRIOR TO ANY REDEMPTION. The Corporation may not redeem any Preferred Stock, unless all dividends accrued on the outstanding Preferred Stock through the immediately preceding Dividend Reference Date have been paid in full.

         4J. SPECIAL REDEMPTIONS.

         (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation shall give prompt written notice of such Change in ownership describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holder or holders of a majority of the Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or
(b) tan days after receipt of such second notice to request redemption (by giving written notice to the Corporation) of all or any portion of the Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If in any case a proposed change in ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the owners of Common Stock as of the date of the Purchase Agreement) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board. James A. Harris, Michael J. stone and all members of Corporation"s management who become holders of Common Stock Agreements shall be deemed to be one Person for purposes of determining a "Change in ownership" under this paragraph.

         (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock not more than 45 days nor less than 20 days prior to the consummation thereof. The holder or holders or a majority of the Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the Liquidation Value thereof

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(plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Preferred Stock (but in any avant within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Preferred stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means (a) a sale or transfer of more than 204; of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or f air market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation and, after giving effect to such merger the holders of the Corporation"s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to the merger shall own the Corporation"s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

         4K. REDEMPTIONS ON- REQUEST. At any time after January 1, 2000, the holders of a majority of the Preferred stock may request redemption of all of their Shares of Preferred stock by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Pref erred Stock, and such other holders may request redemption of their Shares of Preferred Stock by delivering written notice to the Corporation within five days 'after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 20 days after receipt of the initial redemption request.

         Section 5. VOTING RIGHTS.

         Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights.

         Section 6. REGISTRATION OF TRANSFER.

         The Corporation shall keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation"s .expense) a now certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such now certificate

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shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate ana shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

         Section 7. REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen,, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such now certificate from the date to which dividends have been fully paid on such lost,, stolen, destroyed or mutilated certificate.

         Section 8. DEFINITIONS.

         "JUNIOR SECURITIES" means any of the Corporation's equity securities other than the Preferred Stock.

         "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $100.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PUBLIC OFFERING" means any of faring by the Corporation of its equity securities to the public pursuant to am effective registration statement under the Securities Act of 1933, as amended, as then in affect, or any comparable statement under any similar federal statute then in force; provided that f or purposes of paragraph 4B hereof, a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

         "PURCHASE AGREEMENT" means the Equity Purchase Agreement by and between the Corporation and Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership, as such agreement may f rom time to time be amended in accordance with its terms.

         "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date

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unless the Liquidation Value of such share (plus all accrued. and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

         "SUBSIDIARY means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

         Section 9. AMENDMENT AND WAIVER.

         No amendment, modification or waiver shall be binding or effective with respect to any provision of this Section B without the prior written consent of the holders of at least 50% of the Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Preferred Stock or the times at which redemption of Preferred Stock is to occur, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding or (b) the percentage required to approve any change described in clause (a) above.. without the prior written consent of the holders of at least 75% of the Preferred stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the corporation has obtained the prior written consent of the holders of the applicable percentage of the Preferred Stock then outstanding.

         SECTION 10. NOTICES.

         Except as otherwise expressly provided hereunder,, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         C. COMMON STOCK

         1. VOTING RIGHT. Except as otherwise provided in this Section C or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation

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         2. DIVIDENDS. After dividends on the Preferred Stock, to the extent such stock may be entitled thereto, shall have been .paid or set apart for payment, the Board may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

         3. LIQUIDATION. Subject to the provisions of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common stock in any liquidation, dissolution or winding up of the Corporation.

         4. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of the Common stock. Upon the surrender of any certificate representing shares of any class of Common stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered .certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such now certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered cartificate and will be substantially identical in form to the surrendered certificate. The issuance of now certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         5. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such lossy theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that it the holder is a financial institution or other institutional investor its own agreement will be satisfactory) p or,, in the case of any such mutilation upon surrender of such certificate,, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         6. NOTICES. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or sailed to the corporation at its principal executive offices and to any stockholder at such holder,'s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

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